UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2010

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

On July 27, 2010, Cell Therapeutics, Inc. (the “Company”) filed Articles of Amendment (the “Articles of Amendment”) to its Amended and Restated Articles of Incorporation with the Secretary of State of the State of Washington, establishing the Company’s Series 6 preferred stock. The Series 6 preferred stock is convertible initially into up to 11.6 million shares of common stock at a conversion price of $0.35 per share. The Series 6 preferred stock is convertible by the holder at any time after issuance. The Series 6 preferred stock will convert automatically if 1,000 or less shares are outstanding or if the Board of Directors of the Company determines to do a reverse stock split with respect to shares of common stock for good faith business reasons. The Series 6 preferred stock is not redeemable and votes with the common stock on an as-converted basis. Except to the extent of dividends on the common stock and certain other securities, no dividends will be paid on the Series 6 preferred stock. The Series 6 preferred stock has a liquidation preference equal to its initial stated value of $1,000 per share plus the amount of accrued and unpaid dividends, if any. The accredited investor that purchased the Series 6 preferred stock elected to convert all of its shares of Series 6 preferred stock and to receive the 11.6 million shares of the Company’s common stock issuable upon such conversion. The investor received such shares of common stock at the closing of the Series 6 preferred stock transaction and there are currently no shares of Series 6 preferred stock outstanding. A copy of the Articles of Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference. The above description of the Articles of Amendment is qualified in its entirety by reference to Exhibit 3.1 attached hereto.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 27, 2010, the Company filed the Articles of Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference, with the Secretary of State of the State of Washington. The Articles of Amendment, which are effective as of July 27, 2010, establish and designate the Series 6 preferred stock and the rights, preferences and privileges thereof. The accredited investor that purchased the Series 6 preferred stock elected to convert all of its shares of Series 6 preferred stock and to receive the 11.6 million shares of the Company’s common stock issuable upon such conversion. The investor received such shares of common stock at the closing of the Series 6 preferred stock transaction and there are currently no shares of Series 6 preferred stock outstanding.

Item 8.01	Other Items.

Pursuant to agreements made in connection with the transactions previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 26, 2010, the Company filed a prospectus supplement to the Company’s prospectus dated August 19, 2009, which was included in the registration statement on Form S-3ASR that the Company filed with the SEC on August 19, 2009 (File No. 333-161442) (the “Registration Statement”).

This Current Report on Form 8-K is being filed, in part, for the purpose of filing Exhibits 5.1, 12.1 and 23.1 hereto as exhibits to the Registration Statement, and such exhibits are hereby incorporated by reference into the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
3.1	Articles of Amendment to Amended and Restated Articles of Incorporation of Cell Therapeutics, Inc.

5.1	Opinion of K&L Gates LLP.

12.1	Statement Re: Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

23.1	Consent of K&L Gates LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: July 27, 2010	By:	/s/ James A. Bianco, M.D.
James A. Bianco, M.D.
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles of Amendment to Amended and Restated Articles of Incorporation of Cell Therapeutics, Inc.

5.1	Opinion of K&L Gates LLP.

12.1	Statement Re: Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

23.1	Consent of K&L Gates LLP (included in Exhibit 5.1).